Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of

The Prudential Series Fund:

We consent to the incorporation by reference, in this registration statement, of our reports dated February 9, 2005 and February 14, 2005, on the statements of assets and liabilities of the Conservative Balanced Portfolio, Diversified Bond Portfolio, Diversified Conservative Growth Portfolio, Equity Portfolio, Flexible Managed Portfolio, Global Portfolio, Government Income Portfolio, High Yield Bond Portfolio, Jennison Portfolio, Jennison 20/20 Focus Portfolio, Money Market Portfolio, Natural Resources Portfolio, Small Capitalization Stock Portfolio, Stock Index Portfolio, Value Portfolio, Zero Coupon Bond Portfolio 2005, SP AIM Core Equity Portfolio, SP AllianceBernstein Large Cap Growth Portfolio, SP Davis Value Portfolio, SP Goldman Sachs Small Cap Value Portfolio, SP Large Cap Value Portfolio, SP LSV International Value Portfolio, SP Mid Cap Growth Portfolio, SP PIMCO High Yield Portfolio, SP PIMCO Total Return Portfolio, SP Prudential U.S. Emerging Growth Portfolio, SP Small Cap Growth Portfolio, SP Strategic Partners Focused Growth Portfolio, SP William Blair International Growth Portfolio, SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, SP Growth Asset Allocation Portfolio (collectively referred to as the “Funds”), including the portfolios of investments, as of December 31, 2004, and the related statements of operations and changes in net assets, and the financial highlights for the year then ended.  These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

November 2, 2005